Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

DOVER GLEN, INC.

THE UNDERSIGNED, being the Secretary of Dover Glen, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), on behalf of the Corporation, hereby certifies as follows:

1. The name of the Corporation is Dover Glen, Inc.

2. The Corporation’s Certificate of Incorporation was filed on September 11, 2007.

3. Article I of the Certificate of Incorporation of the Corporation as in effect on the date hereof is amended to read as set forth below:

The name of the Corporation shall be “PetroAlgae Inc.”.

4. The said Amended Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, I have executed this Certificate of Amendment of the Certificate of Incorporation as of this 17th day of December, 2008.

DOVER GLEN, INC.

By:	/s/ David Szostak
Name:	David Szostak
Title:	Secretary